Exhibit 99.1

JUPITERMEDIA ANNOUNCES ACQUISITION OF COMSTOCK IMAGES FOR ITS JUPITERIMAGES DIVISION

(New York, NY - April 2, 2004) Jupitermedia Corporation (Nasdaq: JUPM) today announced that it has acquired the assets of Comstock Images (www.comstock.com) for $20.85 million in cash. Comstock Images is based in Mountainside, NJ with operations in Toronto, Canada and Steinsel, Luxembourg. Comstock Images has been in the stock imagery business since 1976 and possesses one of the largest archives of wholly owned commercial stock images in the world. Jupitermedia also announced that it has obtained a credit facility with HSBC Bank USA for up to $12 million, and is arranging for an additional $11 million credit facility with HSBC Bank USA, for total available borrowings of up to $23 million to help finance this and other potential acquisitions.

"Comstock Images is one of the great names in the stock photography business in the world today and its addition to our JupiterImages division (which includes photos.com) immediately makes Jupitermedia one of the largest organizations worldwide in the business of selling stock images by single download or online subscription," stated Alan M. Meckler, Chairman and CEO of Jupitermedia Corporation. "The acquisition adds over 500,000 wholly owned stock images to our image library. We anticipate significant marketing and business synergies between Comstock Images and our JupiterImages division as well as our other Jupitermedia properties. We expect that this acquisition will immediately be accretive to our earnings and cash flows," added Meckler.

About Jupitermedia
Jupitermedia Corporation (Nasdaq: JUPM), (www.jupitermedia.com) headquartered in Darien, CT, is a leading global provider of original information, images, research and events for information technology, business and creative professionals. JupiterWeb, the online division of Jupitermedia, operates four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and ClickZ.com for interactive marketers. JupiterWeb properties include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 275 million page views monthly. Jupitermedia also includes: JupiterImages, one of the leading paid subscription-based images companies in the world with over
3.5 million images online serving creative professionals with products like Comstock Images, Photos.com and ClipArt.com; JupiterResearch, a leading international research advisory organization specializing in business and technology market research in 18 business areas and 14 vertical markets; and JupiterEvents, which produces offline conferences and trade shows focused on IT and business-specific topics, including Wi-Fi Planet, Search Engine Strategies and Internet Planet.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia's future revenues, expenses, cash flows and stock price; Jupitermedia's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's dependence on a limited number of advertisers; and Jupitermedia's ability to protect its intellectual property. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia's reports filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934. The forward-looking statements included herein


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are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.


Contact:
Steven Wright-Mark
Schwartz Public Relations
212-677-8700, ext. 29
steven@schwartzpr.com

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